                                                                   Exhibit 99(a)

                                                              [AMETEK NEWS LOGO]


Contact: William J. Burke (610) 889-5249

                    AMETEK ACHIEVES RECORD FULL-YEAR RESULTS
            -- FOURTH QUARTER EARNINGS UP SHARPLY ON HIGHER SALES --

Paoli, PA, January 28, 2003 -- AMETEK Inc. (NYSE: AME) today announced full year results that established records for sales, operating income, net income and diluted earnings per share.

AMETEK achieved 2002 sales of $1.04 billion, up 2% from year 2001 results. Operating income of $148.7 million was up 12% from $132.8 million for 2001. Income grew to $83.7 million, up 18% from the $70.8 million earned in 2001, and diluted earnings per share of $2.49 were up from $2.12 per share in 2001. All comparisons, unless otherwise noted, are before unusual items in the fourth quarter of 2001 described below. Including these unusual items, net income for 2001 was $66.1 million, or $1.98 per diluted share.

"AMETEK performed extremely well in 2002," noted Frank S. Hermance, AMETEK Chairman and Chief Executive Officer. "Contributions from businesses we acquired and from our operational excellence initiatives allowed us to post top and bottom line growth in a very difficult economic environment," he commented.

"In addition, we substantially reduced our working capital during 2002 due to an excellent effort across the Company," added Mr. Hermance. "Inventory and receivables were down $29 million, exceeding the $20 million reduction we targeted. We used the cash generated to make contributions to our defined benefit pension plans, which on an after tax basis, reduced operating cash flow by approximately $19 million."

FOURTH QUARTER RESULTS

AMETEK's fourth quarter 2002 sales of $252.6 million were up 6% over the same period of 2001. Operating income for the fourth quarter of 2002 was $36.5 million, a 28% increase from the $28.6 million recorded in the same period of 2001. Income in the fourth quarter of 2002 totaled $21.3 million, or $.63 per diluted share, up from fourth quarter 2001 levels of $16.2 million, or $.48 per diluted share. After unusual items, net income for the fourth quarter of 2001 was $11.5 million, or $.34 per diluted share.

On January 1, 2002 AMETEK adopted SFAS #142, which eliminated amortization of goodwill. The impact of the amortization of goodwill in AMETEK's 2001 fourth quarter results was $.08 per diluted share and $.30 per diluted share for the full year 2001.

Fourth quarter 2001 net income reflected expenses totaling $15.3 million after tax, or $.46 per diluted share, to cover the costs of employee reductions, facility closures, and asset writedowns. Also in the fourth quarter of 2001, the Company recorded a tax benefit of $10.5 million, or $.32 per diluted share, resulting from the closure of a number of tax years.

                                     -MORE-

AMETEK ACHIEVES RECORD FULL-YEAR RESULTS

PAGE 2.

2003 OUTLOOK

Mr. Hermance commented, "We expect that 2003 will be another challenging year, and we are not anticipating significant improvement from the current economic conditions in the manufacturing sector.

"We expect revenues to be up modestly with earnings in the range of $2.65 - $2.75 per diluted share, an increase of 6% to 10% over 2002. This estimate includes the positive impact of our recent acquisition of Airtechnology and approximately $7 million pretax, or $.14 per diluted share, of additional pension expense. Without the additional pension expense, our earnings would be up approximately 12% to 16% versus 2002."

"Our first quarter 2003 sales are expected to be down slightly from last year's first quarter, as the top-line benefits of the Airtechnology acquisition are offset by weaker aerospace, power and heavy vehicle markets. We expect our earnings to be about equal to last year's level of $.59 per diluted share after the additional pension expense. Without the additional pension expense, earnings would be up approximately 6%," concluded Mr. Hermance.

ELECTRONIC INSTRUMENT GROUPS (EIG)

For 2002, EIG sales of $539.4 million were up 8% from 2001 sales of $499.5 million. Operating income was $87.5 million for 2002, up 26% versus $69.5 million earned in 2001. Operating margins were 16.2% in 2002, up from 13.9% in 2001.

For the 2002 fourth quarter, EIG sales increased 7% to $132.6 million. Operating income for the fourth quarter was $23.0 million, compared with $13.9 million in the fourth quarter of 2001. Operating margins for the quarter improved to 17.4%, from 11.2% in the fourth quarter of 2001.

"Instruments for Research and Applied Science (IRAS) and EDAX, both acquired in 2001, were solid contributors to EIG's growth in revenue and profit during 2002. Operational excellence initiatives throughout the Group were also instrumental in driving margin growth," said Mr. Hermance.

ELECTROMECHANICAL GROUP (EMG)

For the year, EMG's sales decreased 4% to $501.1 million, compared with $519.8 million in 2001. Operating income was $80.2 million for 2002, down 1% from the $81.3 million earned in 2001. Operating margins increased to 16.0% in 2002 from 15.6% in 2001.

For the fourth quarter of 2002, EMG's sales were $120.0 million, a 6% increase over the same period of 2001. Operating income of $18.2 million is down 3% from the $18.7 million recorded in the same period of 2001. Operating margins for the quarter were 15.2% compared with 16.5% in the fourth quarter of 2001.

"Market conditions remain difficult for EMG. The top-line benefits of our 2001 acquisition of GS Electric were more than offset by weak sales in several other markets. The continued execution of our operational excellence and best-cost initiatives resulted in the increased margins for the group in 2002," noted Mr. Hermance.

                                     -MORE-

AMETEK ACHIEVES RECORD FULL-YEAR RESULTS

PAGE 3.

ACQUISITION OF AIRTECHNOLOGY GROUP

On January 13, 2003 AMETEK completed the acquisition of Airtechnology Holdings Limited, a leading supplier of motors, fans and environmental control systems for aerospace and defense markets, from Candover Partners Limited. Airtechnology, located near London, England, has about 240 employees and expected sales of approximately L29 million ($46 million).

"We are very excited about our acquisition of Airtechnology. It significantly expands our presence in high-end technical motors and strengthens our relationships with large European-based aerospace and defense companies," commented Mr. Hermance.

Airtechnology produces motors and fans for equipment cooling systems and for maintaining environmental integrity. Environmental integrity includes temperature control systems as well as filtration systems for nuclear, biological and chemical (NBC) contamination. These products are sold primarily to the military aerospace, vehicle and ship markets. Other markets include commercial aerospace and rail vehicles.

"Airtechnology is a recognized market leader in air-moving components and environmental systems used in many high profile European defense and commercial aerospace programs," he added. "The combination of AMETEK Rotron and Airtechnology provides us with a broader range of products that we can market to our customers on a global basis."

CONFERENCE CALL

AMETEK, Inc. will Web cast its Fourth Quarter 2002 investor conference call on Wednesday, January 29, 2003, beginning at 9:00 AM EST. The live audio Web cast will be available at www.ametek.com/investors and at www.streetevents.com. To access the Web cast from ametek.com, click on the Audio Conference Call link. The call will be archived at www.ametek.com/investors. To access the audio archive, click on the Audio Conference Call link in the Investors Section.

CORPORATE PROFILE

AMETEK is a leading global manufacturer of electronic instruments and electric motors with 2002 sales of more than $1 billion. AMETEK's Corporate Growth Plan is based on Four Key Strategies: Operational Excellence, Strategic Acquisitions & Alliances, Global & Market Expansion and New Products. AMETEK's objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P MidCap 400 Index and the Russell 2000 Index.

FORWARD-LOOKING INFORMATION

Statements in this news release that are not historical are considered "forward-looking statements" and are subject to change based on various factors and uncertainties that may cause actual results to differ significantly from expectations. Those factors are contained in AMETEK's Securities and Exchange Commission filings.

                                      # # #
                         (Financial Information Follows)

                                  AMETEK, INC.
                        CONSOLIDATED STATEMENT OF INCOME
          (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 TWELVE MONTHS ENDED
                                                                    DECEMBER 31,
                                                   -----------------------------------------------
                                                                                2001
                                                                     -----------------------------
                                                                   Before Unusual     After Unusual
                                                      2002              Items            Items (a)
                                                   -----------       -----------       -----------
NET SALES                                          $ 1,040,542       $ 1,019,289       $ 1,019,289
                                                   -----------       -----------       -----------
EXPENSES:
        Cost of sales, excluding depreciation          754,571           759,379           777,919
        Selling, general and administrative            104,816            95,132            98,655
        Depreciation                                    32,468            31,942            33,165
                                                   -----------       -----------       -----------
                Total expenses                         891,855           886,453           909,739
                                                   -----------       -----------       -----------
OPERATING INCOME (b)                                   148,687           132,836           109,550
Other income (expenses):
        Interest expense                               (25,181)          (27,913)          (27,913)
        Other, net                                        (608)            1,028             2,725
                                                   -----------       -----------       -----------
Income before income taxes                             122,898           105,951            84,362
Provision for income taxes                              39,200            35,133            18,251
                                                   -----------       -----------       -----------
NET INCOME (b)                                     $    83,698       $    70,818       $    66,111
                                                   ===========       ===========       ===========
DILUTED EARNINGS PER SHARE (b)                     $      2.49       $      2.12       $      1.98
                                                   ===========       ===========       ===========
Basic earnings per share (b)                       $      2.54       $      2.16       $      2.01
                                                   ===========       ===========       ===========
AVERAGE COMMON SHARES OUTSTANDING:
        Diluted shares                                  33,627            33,445            33,445
                                                   -----------       -----------       -----------
        Basic shares                                    32,918            32,838            32,838
                                                   ===========       ===========       ===========
Dividends per share                                $      0.24       $      0.24       $      0.24
                                                   ===========       ===========       ===========

(a) The three and twelve months ended December 31, 2001 included unusual pretax charges totaling $23.3 million, $15.3 million after tax ($0.46 per diluted share). The charges were for employee reductions, facility closures, and asset writedowns. The periods also include a tax benefit and related interest income of $10.5 million after tax ($0.32 per diluted share) resulting from the closure of a number of tax years.

(b) Goodwill amortization in the three months ended December 31, 2001 was $3.1 million, $2.7 million after tax, (or $0.08 per diluted share). Goodwill amortization in the twelve months ended December 31, 2001 was $11.9 million, $10.2 million after tax, (or $0.30 per diluted share). Such goodwill amortization is excluded from the Company's 2002 results effective January 1, 2002, in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets."

                                  AMETEK, INC.
                         INFORMATION BY BUSINESS SEGMENT
                             (DOLLARS IN THOUSANDS)

                                                       TWELVE MONTHS ENDED
                                                          DECEMBER 31,
                                        -----------------------------------------------
                                                                      2001
                                                          -----------------------------
                                                         Before Unusual     After Unusual
                                           2002              Items            Items (a)
                                        -----------       -----------       -----------
NET SALES
Electronic Instruments                  $   539,448       $   499,528       $   499,528
Electromechanical                           501,094           519,761           519,761
                                        -----------       -----------       -----------
        Total Consolidated              $ 1,040,542       $ 1,019,289       $ 1,019,289
                                        ===========       ===========       ===========

OPERATING INCOME
Electronic Instruments                  $    87,485       $    69,460       $    57,035
Electromechanical                            80,225            81,274            70,638
                                        -----------       -----------       -----------
        Total segments (b)                  167,710           150,734           127,673
Corporate and other                         (19,023)          (17,898)          (18,123)
                                        -----------       -----------       -----------
                Total Consolidated      $   148,687       $   132,836       $   109,550
                                        ===========       ===========       ===========

(a) See note (a) on Consolidated Statement of Income for the twelve months ended December 31, 2002.

(b) Segment operating income for the twelve months ended December 31, 2001 included goodwill amortization of $11.9 million, of which $6.7 million was for EIG, and $5.2 million for EMG. Goodwill amortization is excluded from 2002 results. Also, see note (b) on Consolidated Statement of Income for the twelve months ended December 31, 2002.

                                  AMETEK, INC.
                        CONSOLIDATED STATEMENT OF INCOME
           (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               THREE MONTHS ENDED
                                                                  DECEMBER 31,
                                                                  (UNAUDITED)
                                                   -----------------------------------------
                                                                            2001
                                                                   -------------------------
                                                                 Before Unusual   After Unusual
                                                     2002            Items          Items (a)
                                                   ---------       ---------       ---------
NET SALES                                          $ 252,563       $ 237,263       $ 237,263
                                                   ---------       ---------       ---------
EXPENSES:
        Cost of sales, excluding depreciation        183,815         176,747         195,287
        Selling, general and administrative           23,909          24,063          27,586
        Depreciation                                   8,350           7,860           9,083
                                                   ---------       ---------       ---------
                Total expenses                       216,074         208,670         231,956
                                                   ---------       ---------       ---------
OPERATING INCOME (b)                                  36,489          28,593           5,307
Other income (expenses):
        Interest expense                              (5,729)         (6,639)         (6,639)
        Other, net                                        93             247           1,944
                                                   ---------       ---------       ---------
Income before income taxes                            30,853          22,201             612
Provision for (benefit from) income taxes              9,526           6,035         (10,847)
                                                   ---------       ---------       ---------
NET INCOME (b)                                     $  21,327       $  16,166       $  11,459
                                                   =========       =========       =========
DILUTED EARNINGS PER SHARE (b)                     $    0.63       $    0.48       $    0.34
                                                   =========       =========       =========
Basic earnings per share (b)                       $    0.65       $    0.49       $    0.35
                                                   =========       =========       =========
AVERAGE COMMON SHARES OUTSTANDING:
        Diluted shares                                33,638          33,334          33,334
                                                   =========       =========       =========
        Basic shares                                  32,956          32,733          32,733
                                                   =========       =========       =========
Dividends per share                                $    0.06       $    0.06       $    0.06
                                                   =========       =========       =========

For notes (a) and (b), see notes on Consolidated Statement of Income for the twelve months ended December 31, 2002.

                                  AMETEK, INC.
                         INFORMATION BY BUSINESS SEGMENT
                             (DOLLARS IN THOUSANDS)

                                                    THREE MONTHS ENDED
                                                       DECEMBER 31,
                                                       (UNAUDITED)
                                        -----------------------------------------
                                                                  2001
                                                        -------------------------
                                                      Before Unusual  After Unusual
                                          2002            Items         Items (a)
                                        ---------       ---------       ---------
NET SALES
Electronic Instruments                  $ 132,613       $ 124,062       $ 124,062
Electromechanical                         119,950         113,201         113,201
                                        ---------       ---------       ---------
        Total Consolidated              $ 252,563       $ 237,263       $ 237,263
                                        =========       =========       =========

OPERATING INCOME
Electronic Instruments                  $  23,043       $  13,914       $   1,489
Electromechanical                          18,239          18,725           8,089
                                        ---------       ---------       ---------
        Total segments (b)                 41,282          32,639           9,578
Corporate and other                        (4,793)         (4,046)         (4,271)
                                        ---------       ---------       ---------
                Total Consolidated      $  36,489       $  28,593       $   5,307
                                        =========       =========       =========

(a) See note (a) on Consolidated Statement of Income for the twelve months ended December 31, 2002.

(b) Segment operating income for the three months ended December 31, 2001 included goodwill amortization of $3.1 million, of which $1.8 million was for EIG, and $1.3 million for EMG. Also, see note (b) on Consolidated Statement of Income for the twelve months ended December 31, 2002.